EXHIBIT 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES - OXLEY ACT OF 2002

In connection with the quarterly report of Nevada Chemicals Inc. (the “Company”) on Form 10-Q for the quarter ended March 31, 2007, Dennis P. Gauger hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes - Oxley Act of 2002, that to the best of his knowledge:

1.                    The quarterly report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.                    The information contained in the quarterly report fairly presents, in all material respects, the financial condition and results of operations of the Company.

May 08, 2007	/s/ Kevin L. Davis
(Date)	Kevin L. Davis,
Chief Financial Officer
(principal financial and accounting officer)